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                                VOTING AGREEMENT

         This Voting Agreement (this "Agreement") is made and entered into effective as of June 29, 2001 (the "Effective Date"), by and between W. MICHAEL SULLIVAN, an individual residing in the Commonwealth of Massachusetts ("SULLIVAN") and FRANK J. FRADELLA, an individual residing in State of Texas ("FRADELLA").

         WHEREAS, Fradella is the beneficial and legal owner and holder of 2,002,651 shares of the common stock, par value $.01 ("COMMON STOCK"), of U S Industrial Services, Inc., a Delaware corporation (the "COMPANY"); and

         WHEREAS, Sullivan is the beneficial and legal owner and holder of 2,000,000 shares of the Common Stock; and

         WHEREAS, Sullivan has agreed that Fradella shall have the right to direct, in his sole discretion, the manner in which both Fradella's and Sullivan's stock is voted, and has agreed to grant in support of such right, as consideration for certain services provided by Fradella to Sullivan and the Company and for the dollar amount of $100, that Fradella shall have the right to direct, in his sole discretion, the manner in which both Fradella's and Sullivan's stock is voted, and has agreed to grant in support of such right, an irrevocable proxy allowing Fradella to vote at any annual or special meeting of the Company's stockholders occurring during the term of this Agreement, or to execute any consent in lieu of any such meeting, all Common Stock currently or in the future legally owned by Sullivan (the "SULLIVAN SHARES") as Fradella sees fit and in Fradella's sole discretion, subject to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

         1. Voting Agreement; Proxy. Fradella shall have the right, pursuant to this Agreement, to direct, in his sole discretion, the manner in which the Sullivan Shares are voted at any and all annual or special meetings of the stockholders of the Company and to direct the execution (or abstention from execution) of any consents in lieu thereof. In support of such right, and as part of the consideration provided herewith, Sullivan shall execute an irrevocable proxy (the "PROXY"), coupled with an interest, in the form attached hereto as Exhibit A, granting Fradella the right to attend any and all annual or special meetings of the stockholders of the Company occurring during the term of this Agreement and to vote, execute consents, and otherwise represent, with full power of substitution, the Sullivan Shares as Fradella sees fit and in Fradella's sole and unrestricted discretion.

         2. Legend. Each certificate representing Common Stock subject to the terms of this Agreement issued hereafter by the Company shall have the following legend on the back of the certificate:

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                   THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE
                   PROVISIONS OF A VOTING AGREEMENT BY AND AMONG W. MICHAEL SULLIVAN AND FRANK J. FRADELLA, DATED JUNE 29, 2001, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICES OF U S INDUSTRIAL SERVICES, INC. (THE "COMPANY") OR FURNISHED BY THE COMPANY UPON WRITTEN REQUEST AND WITHOUT CHARGE.

         3. Termination of Agreement. The obligations of Sullivan and Fradella, as set forth in this Agreement, shall terminate on the first anniversary of the Effective Date. If Sullivan is not elected to the Company's Board of Directors on or before September 1, 2001, this Agreement shall terminate. Upon termination of this Agreement, Fradella shall sign any and all documents and take such other actions as Sullivan may reasonably request to vest Sullivan with the right to vote the Sullivan Shares.

         4. Non-assignable. This Agreement may not be transferred or assigned by Sullivan. Any attempted transfer or assignment of this Agreement by Sullivan shall be void ab initio.

         5. Further Assurances. In addition to the authority granted to Fradella by the Proxy, Sullivan shall take any and all further steps necessary hereunder and requested by Fradella to ensure that the full intent of this Agreement and the Proxy is fulfilled, including, without limitation, voting the Sullivan Shares or executing consents in accordance with and subject to Fradella's sole direction and discretion.

         6. Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect, such provision will be enforced to the maximum extent possible and such invalidity, illegality or unenforceability will not affect any other provision of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had (to the extent not enforceable) never been contained herein.

         7. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state. Any action brought hereunder or arising out of the transactions contemplated hereby shall be brought in New Castle County, Delaware. Venue for such action shall lie exclusively in New Castle County, Delaware, and each of the parties hereby consents to the jurisdiction of such federal and state courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.


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         8. Injunctive Relief. The parties hereto agree that monetary damages would be an insufficient remedy for a breach of this Agreement, which could cause irreparable harm, and hereby consent to injunctive relief for any such breach.

         9. Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile signature, each of which when so executed and delivered will be deemed an original, and all such counterparts together will constitute one and the same agreement.

         10. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the specific subject matter hereof and supersedes all other agreements or understandings between or among the parties hereto with respect to such specific subject matter.

         11. Headings. The captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise stated, all references herein to Sections will refer to Sections of this Agreement.

                  [Remainder of page intentionally left blank.]


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.



                                       ------------------------------------
                                       W. Michael Sullivan, Stockholder



                                       ------------------------------------
                                       Frank J. Fradella, Stockholder


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                                                                       EXHIBIT A


                                IRREVOCABLE PROXY

                          U S INDUSTRIAL SERVICES, INC.


         The undersigned, as a record holder of the securities of U S Industrial Services, Inc., a Delaware corporation described below, hereby revokes any previous proxies and irrevocably appoints Frank J. Fradella as the undersigned's proxy to attend all stockholder' meetings and to vote, execute consents, and otherwise represent those shares in the same manner and with the same effect as if the undersigned were personally present at any such meeting or voting such securities or personally acting on any matters submitted to stockholders for approval or consent. The proxy holder shall have full power of substitution and revocation.

         This proxy is made pursuant to and subject to that certain Voting Agreement by and between the undersigned and Frank J. Fradella dated June 29, 2001. This proxy shall be irrevocable and is coupled with an interest from the date hereof until June 29, 2002.

         THIS PROXY SHALL BE SIGNED EXACTLY AS THE UNDERSIGNED STOCKHOLDER'S NAME APPEARS ON HIS STOCK CERTIFICATE. IF SIGNED BY AN ATTORNEY IN FACT, THE POWER OF ATTORNEY MUST BE ATTACHED.



                                       ------------------------------
                                       W. Michael Sullivan




Securities Information:

Certificate No.:
                 -------------

Number of Shares:
                  ------------

Class of Shares:
                 -------------


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